CONSENT OF INDEPENDENT ACCOUNTANTS

                     -----------------------------------



We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Dreyfus Index Funds, Inc. of our report dated December 18, 1997, on our audit of the financial statements and financial highlights of Dreyfus International Stock Index Fund.

We also consent to the reference to our Firm under the heading "Financial Statements and Experts".


                                    /s/ Coopers & Lybrand L.L.P.
                                    Coopers & Lybrand L.L.P.




New York, New York
March 2, 1998